UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 1, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On July 1, 2002, YUM! Brands, Inc. confirmed their second-quarter ongoing operating EPS at high end of forecasted range. Strong international results combined with solid U.S. brand portfolio performance drive better than expected second quarter results.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated July 1, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: July 1, 2002	/s/ Matthew M. Preston Vice President and Associate General Counsel

YUM! BRANDS, INC. . . .

  CONFIRMS SECOND-QUARTER ONGOING OPERATING EPS AT HIGH END OF FORECASTED RANGE
  STRONG INTERNATIONAL RESULTS COMBINED WITH SOLID U.S. BRAND PORTFOLIO PERFORMANCE DRIVE BETTER THAN EXPECTED SECOND-QUARTER RESULTS

LOUISVILLE, Ky., July 1, 2002 - Yum! Brands, Inc. (NYSE: YUM), today confirmed that ongoing operating EPS for the second quarter would be at the high end of the previously forecasted range of $0.42 to $0.44 ($0.83 to $0.87 prior to the recent 2-for-1 stock split).

Yum! Brands Chairman and CEO, David C. Novak, said "We had expected very strong second-quarter profit performance by our International business, which we communicated in our first-quarter earnings release. It is now likely that second-quarter International results will exceed our earlier forecast, which complements the solid performance of our U.S. portfolio of brands. The overall result is excellent performance for Yum! Brands in the second quarter."

Chief Financial Officer, Dave Deno, said, "Global operating productivity trends are solid, and interest expense for the second quarter will be slightly favorable to forecast. In addition, the general strengthening of foreign currencies will enhance second-quarter results.

"Last week, we completed a successful refinancing of our bank credit facility and a $400 million bond offering. We were very pleased with the rates and oversubscribed levels of the bank credit facility and the bond offering. This leaves us strongly positioned to drive our key strategies of international expansion and multibranding."

Yum! Brands, Inc., based in Louisville, Kentucky, operates and franchises A&W All American Food, KFC, Long John Silver's, Pizza Hut, and Taco Bell Restaurants. The company is the world's largest restaurant company in terms of system units with over 32,500 restaurants in more than 100 countries and territories. Four of the company's brands - KFC, Pizza Hut, Taco Bell and Long John Silver's - are the global leaders of the chicken, pizza, Mexican-style and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.